UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

January 6, 2009
Date of Report
(Date of earliest event reported)

Defense Industries International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30105	84-1421483
(State or other jurisdiction	(Commission	(IRS Employer Identification No.)
of incorporation)	File Number)

8 Brisel Street Industrial Zone Sderot, Israel
(Address of principal executive offices and zip code)

(011) 972-8-689-1611
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        On December 31, 2008, the registrant entered into a stock purchase agreement with Achidatex Ltd., a company organized under the laws of the State of Israel, and Messrs. Avraham Hatzor, Fredy Daviedowitz, and Shmuel Daviedowitz (together the “Sellers”).

        Pursuant to the stock purchase agreement the registrant purchased from Achidatex Ltd. and the Sellers an aggregate of 1,050,000 shares of common stock $0.0001 par value per share of the registrant at a price per share of $0.30. In addition, the registrant purchased from the Sellers 240 management shares NIS 0.1 par value per share and 801,360 ordinary shares NIS 1 par value per share of Achidatex Nazareth Elite (1977) Ltd., a 76% owned subsidiary of the registrant, in consideration for $885,000. As a result of this purchase the registrant owns 100% of Achidatex Nazareth Elite (1977) Ltd.

ITEM 5.02	DEPARTURE OF DIRECTOR

        On December 31, 2008, Mr. Avraham Hatzor, one of the Sellers, resigned from the Board of Directors of the registrant.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit 99.1 Stock Purchase Agreement dated December 31, 2009.

Exhibit 99.2 Press Release dated January 6, 2009.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 6, 2009	Defense Industries International, Inc. (Registrant) By: /s/ Baruch Tosh —————————————— Baruch Tosh President